UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   -----------

                                   FORM 8-K/A

                                   -----------

                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 6, 2008

                        RED ROCK PICTURES HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                  000-51601               98-0441032
     (State or other      (Commission File Number)       (IRS Employer
     jurisdiction of                                  Identification No.)
      incorporation)

 8228 Sunset Boulevard, 3rd Floor, Los Angeles,          90046
                   California
    (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including (323) 790-1813 area code:

         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2008, Red Rock Pictures Holdings, Inc. (the "Company") entered into a Stock for Stock Exchange Agreement (the "Agreement") with Studio Store Direct, Inc. ("SSD") and all of the current SSD Shareholders.

Pursuant to the Agreement, the Company issued 11,000,000 restricted common shares in exchange for all the issued and outstanding shares of SSD. Further, SSD became a wholly owned subsidiary of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Stock for Stock Exchange Agreement described in Section 1.01 the Company acquired 100% of the assets of SSD. The Company issued 11,000,000 restricted common shares in exchange for all the issued and outstanding shares of SSD.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement described in Section 1.01 the Company issued 11,000,000 restricted common shares in the following manner:

                                            Number of RRPH Common to be
                Name                                     Issued
-----------------------------------------------------------------------

1. Reno Rolle and Lynn Rolle                                 5,645,200

2. Daniel Laikin                                             1,860,000

3. Christopher Williams                                        980,100

4. Marc Sperling                                               956,000

5. Anthony Sullivan                                            696,300

6. Robert Rosenblatt and Elizabeth Rosenblatt                  696,300

7. Bill Gladstone                                              166,100
                                                     ==================

            TOTAL                                           11,000,000
                                                     ==================

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the `Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a `public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, Robert Levy resigned as the Company's President, and Chief Executive Officer. Mr. Levy was also appointed as Chairman of the Company's Board of Directors.

On June 6, 2008, Reno R. Rolle was appointed as the Company's President, Chief Executive Officer, and a member of the Board of Directors.

Reno R. Rolle, Mr. Rolle previously held the position of CEO for Shop America USA. Based in Bradford England and operating in the U.S., Shop America specialized in long- and short-form direct response television (infomercial) marketing. During this time Mr. Rolle co-created the hit book and marketing campaign for "Natural Cures 'They' Don't Want You to Know About." This book held the #1 spot on the NY Times Best Sellers List for 18 weeks in 2005 and 2006, and has sold in excess of 10 million copies and is widely considered the best-selling self-published book of all time.

Prior to his experience at Shop America, Mr. Rolle was a founding principle of the National Lampoon Acquisition Group, LLC an investment group that orchestrated the recent acquisition of J2 Communications, Inc. (NASDAQ:JTWO) a small cap public company that owned the most recognized brand in comedic entertainment, National Lampoon. Mr. Rolle founded National Lampoon Home Entertainment in 2002 to produce and distribute National Lampoon branded DVDs.

Between 1997 and 2001 Mr. Rolle was the co-founder, Chairman and CEO of Synergy Worldwide, Inc., a product engineering, design, and marketing company. In 1999 Synergy produced "Mastering The Flow," a blackjack card counting program that became the longest running, most successful gaming infomercial ever. In September 2000, Synergy was honored with the distinguished "R&D 100 Award" for Mr. Rolle's invention, The "Spin Fryer". This award, referred to as the "Oscars of Inventions," recognizes the most technologically significant inventions in history. Past winners include: anti-lock brakes, the fax machine, the ATM, and polarized film. The Spin Fryer was subsequently licensed to Salton, Inc. (NYSE:SFP) for marketing and distribution under the George Forman line of kitchen products.

From 1994 to 1997 Mr. Rolle was a co-founder of HSN Direct, a direct response television joint venture with Home Shopping Network, Inc. (NASDAQ: IACI) Mr. Rolle's primary responsibility was to negotiate and manage the majority of HSND's contracts, including marketing and distribution, production, talent and joint venture agreements. In addition, Rolle oversaw all aspects of new business development including: media, production, regulatory compliance and operations.

Highlighting Mr. Rolle's tenure with HSND was his role in the development and launch of the Ab Isolator and EZ Crunch abdominal exercise products. These infomercials both generated in excess of $150 million dollars in worldwide sales and spawned an entire consumer product segment targeting abdominal exercise. Estimated sales of this category easily exceed $1 billion dollars worldwide.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Rolle is a party in connection with this appointment as a director and an officer of this Company.

On June 6, 2008 John Whitesell was appointed as a member of the Company's Board of Directors.

John Whitesell, Director/Producer John Whitesell released his fifth feature film, Deck the Halls, starring Danny DeVito and Matthew Broderick, nationwide on November 22, 2006. The film is a family comedy about clashing neighbors, home decoration, and the true spirit of the holidays.

In 2006 Mr. Whitesell directed the feature film Big Momma's House 2. In this sequel to the hit comedy Big Momma's House, Martin Lawrence reprises his role as FBI agent Malcolm Turner who once again goes undercover as Big Momma.


In 2003, Mr. Whitesell directed the film Malibu's Most Wanted starring Jamie Kennedy, Taye Diggs, Anthony Anderson, Ryan O'Neal and Blair Underwood for Warner Brothers.

Prior to that, Mr. Whitesell directed See Spot Run also for Warner Brothers, starring David Arquette and Michael Clark Duncan.

Mr. Whitesell also directed Calendar Girl starring Jason Priestley and Joe Pantoliano for Sony Pictures. The story follows three young men on an end of the summer trip to Hollywood, CA on a quest to fulfill the fantasy of meeting Marilyn Monroe.

During this time, Mr. Whitesell was also very active in television directing and producing. He directed and produced over 200 episodes of primetime television including Roseanne, Action, and Jack and Jill. He also directed many television pilots including Grounded for Life, The John Larroquette Show, Damon, Cosby and Law and Order.

Mr. Whitesell started his television career in daytime television. He was a director and executive producer on the soap operas Search for Tomorrow and Another World, and he won an Emmy for directing Guiding Light.

Mr. Whitesell trained in theatre at Circle Square in New York City and at the Williamstown Theatre Festival. He graduated from Simpson College in 1976.


Item 9.01 Financial Statement and Exhibit.

(a)        Financial Statements of Business Acquired.

10.1 Purchase agreement (incorporated by referenc to Form 8-K filed on June 12, 2008)
23.1      DNTW consent
99.1      Audited financial statements
99.2      Interim reviewed financial statements
99.3      Unaudited pro-forma financial statements

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RED ROCK PICTURES HOLDINGS, INC.

Dated: January 30, 2009                 By:  /s/ Reno R. Rolle
                                             -----------------
                                             Name: Reno R. Rolle
                                             Title: Chief Executive Officer